As filed with the Securities and Exchange Commission on July 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1972187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1400 Post Oak Boulevard, Suite 560

Houston, Texas 77056

(Address of Principal Executive Offices, Zip Code)

Stem, Inc. Amended and Restated 2024 Equity Incentive Plan

(Full title of the plan)

Saul R. Laureles

Chief Legal Officer and Corporate Secretary

1400 Post Oak Boulevard, Suite 560

Houston, Texas 77056

415-937-7836

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron Briggs

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, California 94111

Telephone: (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Stem, Inc. (the “Registrant”) to register 200,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Stem, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”).

The information contained in the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May  29, 2024 (Registration No. 333-279788), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E on Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation, dated April 28, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 4, 2021).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, effective June 23, 2025 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 16, 2025)

4.3	Amended and Restated Bylaws, dated October 27, 2022 (incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed on October 31, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1*+	Stem, Inc. Amended and Restated 2024 Equity Incentive Plan.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney.

107.1*	Filing Fee Table

(*)	Filed with this Form S-8.
(+)	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 9, 2025.

STEM, INC.

By:	/s/ Saul R. Laureles
Name:	Saul R. Laureles
Title:	Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on July 9, 2025 in the capacities indicated.

Name	Title	Date

* Arun Narayanan	Chief Executive Officer (Principal Executive Officer)	July 9, 2025

* Spencer Doran Hole	Chief Financial Officer & Executive VP (Principal Financial Officer)	July 9, 2025

* Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	July 9, 2025

* David Buzby	Chairman of the Board of Directors	July 9, 2025

* Ira Birns	Director	July 9, 2025

* Adam E. Daley	Director	July 9, 2025

* Vasudevan Guruswamy	Director	July 9, 2025

* Krishna Shivram	Director	July 9, 2025

* Anil Tammineedi	Director	July 9, 2025

* Laura D’Andrea Tyson	Director	July 9, 2025

*By:	/s/ Saul R. Laureles
Saul R. Laureles
Attorney-in-Fact

4